Exhibit 10.1

SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This agreement is entered into between Archer Daniels Midland Company (hereinafter “ADM”), and LSCP, LLLC. (hereinafter “LSCP”).

WHEREAS, Minnesota Corn Processors, LLC (hereinafter “MCP”) and LSCP were parties to a contract dated February 19, 2002 captioned “Ethanol Marketing Agreement” (hereinafter the “Marketing Agreement”) which provided that MCP was to purchase the ethanol produced by LSCP for the purpose of marketing, selling and distributing that ethanol, along with the ethanol produced by MCP; and

WHEREAS, ADM succeeded to the rights and obligations of MCP arising under the Marketing Agreement; and

WHEREAS, a dispute has arisen between ADM and LSCP regarding the actual price ADM is to pay LSCP for all the ethanol it purchased from LSCP up to and including September 30, 2005; and

WHEREAS, it is the desire of ADM and LSCP at this time to settle certain differences and disputes between them, including all claims, charges, actions, causes of action, appeal rights, or disputed issues of law and fact that have been raised or could be raised by either party except as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the payments and mutual promises set forth herein, the receipt and sufficiency of which are acknowledged by all parties, ADM and LSCP hereby agree as follows:

1.                                       MUTUAL RELEASE OF CLAIMS. Upon execution of this Settlement Agreement, the parties on behalf of themselves and their shareholders, officers, directors, employees, agents, attorneys, representatives, divisions, parent corporations, subsidiary corporations and/or affiliate corporations covenant not to sue and agree to release, remise, and forever discharge each other from any and all claims, actions, causes of action, suits, debts, agreements, promises, damages, judgments, liabilities, losses, expenses and demands whatsoever, direct or indirect, in law or in equity, whether known or unknown, matured or not, which the parties may have had or presently have relating to the inclusion of gains and losses from gasoline index hedges in calculating the price ADM is to pay LSCP under the Marketing Agreement up to and including September 30, 2005.

2.                                       SETTLEMENT OF ADM’s CLAIMS. Upon the execution of this Settlement Agreement, LSCP shall pay Three Million Ten Thousand Two Hundred Ninety-Seven dollars and thirty cents ($3,010,297.30) to ADM.

3.                                       NO ADDITIONAL PAYMENTS OR CONSIDERATION. The payments provided for in Section 2 above constitute the entire settlement amounts that ADM will receive from LSCP in connection with any released claim. No promise for additional or further monetary consideration has been made by anyone subject to this Settlement Agreement.

4.                                       LEGAL REPRESENTATION. The parties acknowledge that they are represented by legal counsel in connection with this matter, that they have discussed this Settlement Agreement with legal counsel, that they have carefully read and fully understand all of the provisions of this Settlement Agreement, and represent that they are freely and voluntarily entering into this Settlement Agreement after having been fully advised by their own legal counsel of their rights in this matter and of the scope and effect of this Settlement Agreement, based solely upon their own knowledge, belief and judgment, and not upon any representations made by the other party or anyone on its behalf, including, without limitation, the legal counsel of the other party.

5.                                       GOVERNING LAW, JURISDICTION AND VENUE. This Settlement Agreement shall be governed by and construed in accordance with the laws of the State of Iowa.

6.                                       SUCCESSORS AND ASSIGNS. The parties agree that this Settlement Agreement will be binding upon their heirs, successors and assigns.

7.                                       MISCELLANEOUS. Words and phrases shall be constructed as in the singular or plural number, and as masculine, feminine or gender neutral, according to the context.

8.                                       ENTIRE AGREEMENT. It is agreed that this Settlement Agreement and Release of Claims constitutes the entire and only agreement of LSCP and ADM and there are no other agreements not specifically set forth herein.

PLEASE READ CAREFULLY. THIS SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ARCHER DANIELS MIDLAND COMPANY

BY:	/s/ Martin S. Lyons	2/17/06
Date
Its:	Sr V-P Corn Processing

LITTLE SIOUX CORN PROCESSORS, LLC as
General Partner of LSCP, LLLP

BY:	/s/ Stephen G. Roe	2-15-06
Steve Roe
Date

CEO and President of
LITTLE SIOUX CORN PROCESSORS, LLC